Exhibit 10.12

FIRST AMENDMENT TO THE

FIRST FARMERS AND MERCHANTS BANK

AMENDED AND RESTATED

DIRECTOR DEFERRED COMPENSATION AGREEMENT

This Amendment, made and entered into this 18 day of December, 2007, by and between First Farmers and Merchants Bank, a bank organized and existing under the laws of the State of Tennessee, (hereinafter referred to as the “Bank”), and John P. Tomlinson, III, a Director of the Bank, (hereinafter referred to as the “Director”), shall effectively amend the Amended and Restated Director Deferred Compensation Agreement as follows:

1.)                                   Subparagraph 3.1(b)(i) Establishing and Crediting, shall be deleted in its entirety and replaced with the following:

(i)                                   On the last day of each month interest shall be credited on the Deferral Account at an annual rate equal to the Crediting Rate, compounded monthly until the account has a zero balance; and

2.)                                   Subparagraph 4.1 Separation from Service Benefit, shall be deleted in its entirety and replaced with the following:

4.1                               Age Seventy Benefit.  Upon the Director’s attainment of his Seventh (70th) birthday, the Bank shall distribute to the Director the benefit described in this section 4.1.

3.)                                   Subparagraph 4.1.1 Amount of Benefit, shall be deleted in its entirety and replaced with the following:

4.1.1                      Amount of Benefit.  The benefit under this Section 4.1 is the Deferral Account upon the attainment of age Seventy (70).

4.)                                   Subparagraph 4.1.2 Distribution Benefit, shall be deleted in its entirety and replaced with the following:

4.1.2                      Distribution of Benefit.  The Bank shall pay the benefit to the Director as elected by the Director on the Distribution Election Form commencing within sixty (60) days following the Director’s Seventh (70th) birthday.  In the event the Director elects monthly installments, the Bank shall annuitize the Deferral Account using an interest rate determined in accordance with Section 3.1(b)(ii).

This Amendment shall be effective the 18 day of December, 2007.  To the extent that any paragraph, term, or provision of said Agreement is not specifically amended herein, or in any other amendment thereto, said paragraph, term, or provision shall remain in full force and effect as set forth in said Agreement.

IN WITNESS WHEREOF, the parties hereto acknowledge that each has carefully read this Amendment and executed the original thereof on the first day set forth hereinabove, and that, upon execution, each has received a conforming copy.

First Farmers and Merchants Bank Columbia, TN

/s/ Martha M. McKennon	By:	/s/ T. Randy Stevens	CEO
Witness		(Bank Officer other than Participant)	Title

/s/ Martha M. McKennon		/s/ John P. Tomlinson, III
Witness	John P. Tomlinson, III